UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 20, 2010
Williams Pipeline Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33917	26-0834035

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172

(Address of principal executive offices)	(Zip Code)
(918) 573-2000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On January 20, 2010, management of the General Partner of Williams Pipeline Partners L.P. (WMZ) concluded that our financial statements for the year ended December 31, 2008 should be restated due to the manner in which we have presented and recognized certain pension and postretirement related activity associated with our investment in Northwest Pipeline GP (Northwest). We hold a 35% interest in Northwest, which is our primary asset/business activity. Northwest had previously recorded parent-allocated amounts related to these plans on a single-employer basis rather than a multi-employer accounting model. As the plan assets are not legally segregated and Northwest is not contractually required to assume these obligations upon withdrawal, Northwest has now concluded that the appropriate accounting model for its historical financial statements is a multi-employer model.
Northwest participates in pension and postretirement benefit plans sponsored by its parent. However, Northwest had historically accounted for these plans as if the plans were sponsored by Northwest. Northwest has now determined that ASC 715-30-55-63 requires it to account for the plans as if it is a participant in a multi-employer plan. This error in methodology had a significant impact to our financial statements for the year ended December 31, 2008. In that year, Northwest recognized a significant parent-allocated actuarial loss on its Balance Sheet, Statement of Owner’s Equity and Comprehensive Income. We have determined that the error was significant to our Comprehensive Income for the year ended December 31, 2008, wherein we present our respective ownership percentage of Northwest’s pension-related Comprehensive Income. For this period, ours and Northwest’s Comprehensive Income should have approximated Net Income. The effect of the adjustments is an increase to Comprehensive Income of $13.8 million and $.8 million in 2008 and 2007, respectively. There was no Comprehensive Income impact in 2006. The impact of this error correction will also increase Partner’s Capital at December 31, 2008. The error did not have an impact on our 2008 Net Income as the expense recognized by Northwest approximated its contributions to the parent-sponsored plans nor did it have any impact on our 2008 Statement of Cash Flows.
Based on their evaluation of the effectiveness of our disclosure controls and procedures and our internal control over financial reporting at December 31, 2008, our General Partner’s Chief Executive Officer and Chief Financial Officer had concluded that our disclosure controls and procedures and our internal control over financial reporting were effective at that time at a reasonable assurance level. Our Form 10-K for the period ended December 31, 2008 contained disclosure of this conclusion. In light of the material weakness identified related to the presentation of these pension and postretirement related amounts, our General Partner’s Chief Executive Officer and Chief Financial Officer have now concluded that, at December 31, 2008, our disclosure controls and procedures and our internal control over financial reporting were not effective at a reasonable assurance level.
Our General Partner’s executive officers discussed the matters disclosed in this current report on Form 8-K pursuant to Item 4.02(a) with our independent registered public accounting firm. We will include the above-noted restatements and the assessment of our disclosure control and procedures and our internal control over financial reporting in our Form 10-K for the year ended December 31, 2009, expected to be filed by February 22, 2010. While we are restating the financials for the period ended December 31, 2008, we have concluded that the impact of the error is not material to any of the three quarterly periods of 2009.
Item 9.01. Financial Statements and Exhibits.
(a) None

(b) None

(c) None

(d) None

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Williams Pipeline Partners L.P. (Registrant)

By:	Williams Pipeline GP LLC,
its General Partner

By:	/s/ Ted T. Timmermans
Ted T. Timmermans,
Chief Accounting Officer
Date: January 25, 2010